                                                            EXHIBIT 10.4


=============================================================================


                        TERM LOAN AND SECURITY AGREEMENT
                                 by and between

                             ECO SOIL SYSTEMS, INC.,
                             a Nebraska corporation

                                       and

                             COAST BUSINESS CREDIT,
                      a division of Southern Pacific Bank,
                            a California corporation

                           Dated as of July ____, 1999


=============================================================================

    COAST BUSINESS CREDIT              TERM LOAN AND SECURITY AGREEMENT
_____________________________________________________________________________


                                TABLE OF CONTENTS
                                                      PAGE
1.       DEFINITIONS....................................1
                  Affiliate.............................1
                  Audit.................................1
                  Borrower..............................1
                  Borrower's Address....................1
                  Business Day..........................1
                  Change of Control.....................1
                  Closing Date..........................1
                  Coast.................................1
                  Code..................................1
                  Collateral............................1
                  Debt..................................1
                  Debt Service Coverage Ratio...........2
                  Default...............................2
                  Deposit Account.......................2
                  Dollars or $..........................2
                  Earn Out Obligations..................2
                  EBITDA................................2
                  Equipment.............................2
                  Event of Default......................2
                  Excess Cash Flow......................
                  GAAP..................................2
                  General Intangibles...................2
                  Guarantor.............................2
                  Inventory.............................2
                  Loan Amount...........................3
                  Loan and Security Agreement...........3
                  Loan Documents........................3
                  Material Adverse Effect...............3
                  Maturity Date.........................3
                  Net Worth.............................3
                  Obligations...........................3
                  Other Terms...........................3
                  Permitted Liens.......................3
                  Person................................4
                  Early Termination Fee.................4
                  Prime Rate............................4
                  Receivables...........................4
                  Revolving Loan........................4
                  Solvent...............................4
                  Term Loan.............................4
                  Year 2000 Problem.....................4
2.       CREDIT FACILITIES..............................4
         2.1      Term Loan.............................4
3.       INTEREST AND FEES..............................4
         3.1      Interest..............................5
         3.2      Fees..................................5
4.       SECURITY INTEREST..............................5
5.       CONDITIONS PRECEDENT...........................5
         5.1      Status of Accounts at Closing.........5
         5.2      Landlord Waivers......................5
         5.3      Executed Agreement....................5
         5.4      Opinion of Borrower's and
                  Guarantor's Counsel...................5
         5.5      Priority of Coast's Liens.............5
         5.6      Insurance.............................6
         5.7      Borrower's Existence..................6
         5.8      Organizational Documents..............6
         5.9      Taxes.................................6
         5.10     Year 2000 Problem Assessment
                  Certificate...........................6
         5.11     Subordination of Long Term Debt.......6
         5.12     Management Background Checks..........6
         5.13     Minimum Net Worth.....................6
         5.14     Common Stock Warrant..................6
         5.15     Continuing Guaranty From Guarantor....6
         5.16     Intercreditor Agreement...............6
         5.17     Assignment of Leases/Licenses.........7
         5.18     Due Diligence.........................7
         5.19     Other Documents and Agreements........7
 6.      REPRESENTATIONS, WARRANTIES AND
         COVENANTS OF THE BORROWER......................7
         6.1      Existence and Authority...............7
         6.2      Name; Trade Names and Styles..........7
         6.3      Place of Business; Location of
                  Collateral............................7
         6.4      Title to Collateral; Permitted Liens..7
         6.5      Maintenance of Collateral.............8
         6.6      Books and Records.....................8
         6.7      Financial Condition, Statements and
                  Reports...............................8
         6.8      Tax Returns and Payments; Pension
                  Contributions.........................8
         6.9      Compliance with Law...................8
         6.10     Litigation............................8
         6.11     Use of Proceeds.......................8
         6.12     Year 2000 Compliance..................8
         6.13     Merger of Accounting Systems..........8
         6.14     Assignment of Licenses................9
         6.15     Copyright.............................9
7.       ADDITIONAL DUTIES OF THE BORROWER..............9
         7.1      Financial and Other Covenants.........9
         7.2      Insurance.............................9
         7.3      Reports...............................9
         7.4      Access to Collateral, Books and
                  Records...............................9
         7.5      Negative Covenants...................10
         7.6      Litigation Cooperation...............11
         7.7      Further Assurances...................11
8.       TERM..........................................11
         8.1      Maturity Date........................11
         8.2      Early Termination....................11
         8.3      Payment of Obligations...............11
9.       EVENTS OF DEFAULT AND REMEDIES................11
         9.1      Events of Default....................11
         9.2      Remedies.............................12

    COAST BUSINESS CREDIT              TERM LOAN AND SECURITY AGREEMENT
_____________________________________________________________________________


         9.3      Standards for Determining
                  Commercial Reasonableness............13
         9.4      Power of Attorney....................14
         9.5      Application of Proceeds..............15
         9.6      REMEDIES CUMULATIVE..................15
10.      GENERAL PROVISIONS............................15
         10.1     Interest Computation.................15
         10.2     Application of Payments..............15
         10.3     Charges to Accounts..................16
         10.4     Monthly Accountings..................16
         10.5     Notices..............................16
         10.6     Severability.........................16
         10.7     Integration..........................16
         10.8     Waivers..............................16
         10.9     No Liability for Ordinary Negligence.16
         10.10    Amendment............................16
         10.11    Time of Essence......................16
         10.12    Attorneys Fees, Costs and Charges....16
         10.13    Benefit of Agreement.................17
         10.14    Publicity............................17
         10.15    Paragraph Headings; Construction.....17
         10.16    Governing Law; Jurisdiction; Venue...17
         10.17    Mutual Waiver of Jury Trial..........17
         10.18    Confidentiality......................18
         10.19    Sales of Equity by Borrower..........18

_____________________________________________________________________________
                  COAST
                  TERM LOAN AND SECURITY AGREEMENT


BORROWER:                  ECO SOIL SYSTEMS, INC.,
                           A NEBRASKA CORPORATION

ADDRESS:                   10740 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA  92127

DATE:                      JULY ______, 1999


THIS TERM LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, and the borrower named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 1 below.)

1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

      "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

      "AUDIT" means to inspect, audit and copy Borrower's books and records and the Collateral.

      "BORROWER" has the meaning set forth in the introduction to this Agreement.

      "BORROWER'S ADDRESS" has the meaning set forth in the introduction to this Agreement.

      "BUSINESS DAY" means a day on which Coast is open for business.

      "CHANGE OF CONTROL" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than forty percent (40%) of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body.

      "CLOSING DATE" means the date of the funding of the Term Loan under this Agreement.

      "COAST" has the meaning set forth in the introduction to this Agreement.

      "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

      "COLLATERAL" has the meaning set forth in Section 4 hereof.

      "DEBT" means, as of the date of determination, the sum, but without duplication, of any and all of Borrower's: (i) indebtedness heretofore or hereafter created, issued, incurred or assumed by such Borrower (directly or indirectly) for or in respect of money borrowed; and (ii) obligations for the deferred purchase

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


price of property or services. Notwithstanding the foregoing, Debt shall not include Earn Out Obligations.

      "DEBT SERVICE COVERAGE RATIO" means the ratio, in any fiscal quarter, whose numerator is EBITDA MINUS cash capital expenditures MINUS cash tax expenses, and whose denominator is all principal payments on Debt PLUS all cash interest payments on Debt PLUS all capital lease payments. This ratio will include the consolidated cash flow of Borrower and its subsidiaries. Notwithstanding the foregoing, Debt shall not include Earn Out Obligations.

      "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

      "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

      "DOLLARS OR $" means United States dollars.

      "EARN OUT OBLIGATIONS" means, any obligations of Borrower or a subsidiary of Borrower incurred in connection with the acquisition of businesses or assets and the amount of which is based upon post-acquisition performance of the Borrower, a subsidiary of the Borrower or business or assets acquired in connection with the acquisition.

       "EBITDA" means, in any fiscal period, Borrower's consolidated net income or net loss (other than extraordinary or non-recurring gains of Borrower for such period), PLUS (i) the amount of all cash interest expense, income tax expense, depreciation expense and amortization expense of Borrower for such period, on a consolidated basis, and PLUS OR MINUS (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period. Future acquisitions by Borrower or a subsidiary of Borrower of a going concern through either an asset or stock purchase will be included in such calculation of EBITDA on a proforma basis.

      "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

      "EVENT OF DEFAULT" means any of the events set forth in Section 9.1 of this Agreement.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

      "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

      "GUARANTOR" means, Turf Partners, Inc., a Delaware corporation.

      "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      "INVESTMENT PROPERTY" has the meaning set forth in Section 9115 of the Code as in effect as of the date hereof.

      "LOAN AMOUNT" means Two Million Five Hundred Thousand Dollars
($2,500,000).

      "LOAN AND SECURITY AGREEMENT" means, that certain Loan and Security Agreement between Guarantor and Coast entered into or to be entered into in connection with the Revolving Loan.

      "LOAN DOCUMENTS" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower on a consolidated basis but excluding any nonsubsidiary affiliates of Borrower from such consolidated basis, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Coast hereunder or thereunder.

      "MATURITY DATE" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section
8.1 and 8.2 hereof.

      "NET WORTH" means shareholder's equity, PLUS subordinated debt otherwise permitted hereunder, LESS goodwill. "Goodwill" will be treated on a consolidated basis to include Borrower's subsidiaries.

      "OBLIGATIONS" means all present and future loans, advances, debts, liabilities, obligations, guaranties (other than that certain Continuing Guaranty executed by Borrower which guaranties the Revolving Loan), covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

      "OTHER TERMS." All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

      "PERMITTED LIENS" means the following:

            (a) purchase money security interests in specific items of Equipment;

            (b) leases of specific items of Equipment, technology and intellectual property including capital leases;

            (c)   liens for taxes not yet payable;

            (d) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld;

            (e) security interests being terminated substantially concurrently with this Agreement and liens created hereunder;

            (f) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

            (g) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (a) or (b) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


            (h) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods.

            Nothing herein shall restrict Borrower's: (i) leases of BioJects, related equipment and related technology (including all use and possessory rights created/permitted pursuant to the leases of BioJects), and (ii) licenses of intellectual property rights related to the production of microbials, in the ordinary course of its business. Coast will have the right to require, as a condition to its consent under clause (d) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

      "PERSON" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

      "PREPAYMENT FEE" means the amount set forth on the Schedule that Borrower must pay Coast if this Term Loan is prepaid in full by Borrower or Coast pursuant to Section 8.2 hereof.

      "PRIME RATE" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

      "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

      "REVOLVING LOAN" means the revolving loan between Guarantor and Coast, pursuant to the Loan and Security Agreement which is guaranteed by Borrower.

      "SECURED TERM PROMISSORY NOTE" means that certain Secured Term Promissory Note of even date herewith evidencing the Term Loan.

      "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

      "TERM LOAN" means the Loan described in Section 2.1 of the Schedule.

      "YEAR 2000 PROBLEM" means the risk that computer systems, software and applications used by a Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999.

2.    CREDIT FACILITIES.

      2.1 TERM LOAN. Coast will make a term loan to Borrower in the Loan Amount (the "Term Loan").

3.    INTEREST AND FEES.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      3.1 INTEREST. The Term Loan and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month.

      3.2 FEES. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are deemed fully earned and are nonrefundable.

4.    SECURITY INTEREST.

      To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and Borrower's interests in those two certain Equipment Leases both dated June 30, 1999 concerning Borrower's lease of assets and license of technology to Guarantor and Agricultural Supply, Inc., a Delaware corporation, respectively, and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"). Notwithstanding the foregoing provisions of this Section 4, such grant of a security interest shall not extend to, and the term "Collateral" shall not include the capital stock held by Borrower in Agricultural Supply, Inc. and Guarantor, and shall not include the following (collectively, the "Non-Assignable General Intangibles"): any rights in any General Intangibles representing rights under agreements between the Borrower and any other party (other than agreements between the Borrower and Guarantor), which are now or hereafter held by the Borrower as lessee, licensee or otherwise, to the extent that (i) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the other party thereto and (ii) such consent has not been obtained; PROVIDED, HOWEVER, that the Non-Assignable General Intangibles shall not, in any event, include the following and the foregoing grant of security interest shall extend to, and the term Collateral shall include the following: (a) all of Borrower's rights under present and future agreements with Guarantor, and (b) any and all proceeds of Non-Assignable General Intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (c) upon any such other applicable party's consent with respect to any such Non-Assignable General Intangibles being obtained, thereafter such General Intangibles as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term Collateral. In the event that an Event of Default shall have occurred and be continuing, the Borrower shall use all reasonable efforts to obtain the consents of any such other party as may be required from time to time by Coast in writing.

5.    CONDITIONS PRECEDENT

      The obligation of Coast to make the Term Loan is subject to the satisfaction, in the sole discretion of Coast, at or prior to the Closing Date, of each, every and all of the following conditions:

      5.1 STATUS OF ACCOUNTS AT CLOSING. No accounts payable shall be due and unpaid one hundred and twenty (120) days past its invoice date unless approved by Coast in its sole discretion.

      5.2 LANDLORD WAIVERS. Coast shall have received duly executed landlord waivers and access agreements in form and substance satisfactory to Coast, in Coast's sole and absolute discretion, and, when deemed appropriate by Coast, in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any equipment. In the event that such waivers and subordinations specified by Coast have not been obtained from such third parties, Coast will have a continuing right to institute a reserve for payment of rent and other sums owing to any such third parties.

      5.3 EXECUTED AGREEMENT. Coast shall have received this Agreement and the Secured Term Promissory Note duly executed and in form and substance satisfactory to Coast in its sole and absolute discretion.

      5.4 OPINION OF BORROWER'S AND GUARANTOR'S COUNSEL. Coast shall have received an opinion of Borrower's and Guarantor's counsel, in form and substance satisfactory to Coast in its sole and absolute discretion.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      5.5 PRIORITY OF COAST'S LIENS. Coast shall have received the results of "of record" searches satisfactory to Coast in its sole and absolute discretion, reflecting its Uniform Commercial Code filings against Borrower indicating that Coast has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

      5.6 INSURANCE. Coast shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 7.2 hereof, including lender's loss payee endorsements.

      5.7 BORROWER'S EXISTENCE. Coast shall have received copies of Borrower's articles of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Coast shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

      5.8 ORGANIZATIONAL DOCUMENTS. Coast shall have received copies of Borrower's By-laws and all amendments thereto, and Coast shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

      5.9 TAXES. Coast shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Coast in its sole and absolute discretion.

      5.10 YEAR 2000 PROBLEM ASSESSMENT CERTIFICATE. Coast shall have received a certificate from the relevant officer of Borrower to the effect that, as the result of a comprehensive assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made to Borrower's material suppliers, vendors and customers, Borrower knows of no facts that would cause Borrower to reasonably believe that the Year 2000 Problem will cause a Material Adverse Effect.

      5.11 SUBORDINATION OF LONG TERM DEBT. Coast shall have received an amendment to that certain Senior Subordinated Note and Warrant Purchase Agreement (the "Note Purchase Agreement") dated June 30, 1999, between Albion Alliance Mezzanine Fund and Paribas Capital Funding LLC (the "Purchasers") and Eco Soil Systems, Inc. wherein the Purchasers agree to subordinate all obligations under the Note Purchase Agreement owed to them by Borrower and Guarantor in favor of the Obligation owing by Borrower and Guarantor to Coast with said Amendment to be in form and substance acceptable to Coast in its sole and absolute discretion. Borrower will be allowed to make quarterly interest payments pursuant to the terms of the Note Purchase Agreement so long as: (i) an Event of Default has not occurred and is continuing, and (ii) Borrower is in compliance with all terms, conditions and obligations owing to Coast pursuant to the Loan Documents. Except as provided in Section 10.19, no payments of principal will be allowed on said debt.

      5.12 MANAGEMENT BACKGROUND CHECKS. Coast shall have received the results of management background checks, including without limitation, TRWs, tax lien and litigation searches, LEXIS/NEXUS searches and such other due diligence as Coast may deem necessary on key officers of Borrower with said background checks to be satisfactory to Coast in its sole and absolute discretion.

      5.13 MINIMUM NET WORTH. Borrower's Net Worth shall be no less than Fifteen Million Dollars ($15,000,000) on the Closing Date.

      5.14 COMMON STOCK WARRANT. Coast shall have received a duly executed Common Stock Warrant from Borrower, for the purchase of Borrower's stock, in form and substance acceptable to Coast in its sole and absolute discretion.

      5.15 CONTINUING GUARANTY FROM GUARANTOR. Coast shall have received the Continuing Guaranty of Guarantor.

      5.16 INTERCREDITOR AGREEMENT. Coast shall have received an Intercreditor Agreement from First National Bank of San Diego ("First National") wherein, among other things, First National agrees that Borrower may enter into this Agreement and obtain the Term Loan and First National and Coast agree that Borrower's guaranties of the obligations owing from Agricultural Supply, Inc. ("Ag Supply") to First National and from Guarantor to Coast, respectively, shall be on a pari passu unsecured basis with the exceptions that: (i) Borrower's guaranty of Ag Supply's obligations to First

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


National shall be secured by Borrower's pledge of its stock in Ag Supply, and
(ii) Borrower's guaranty of Guarantor's obligations to Coast shall be secured by Borrower's pledge of 100% of the stock of Guarantor. The form and content of said Intercreditor Agreement shall be acceptable to Coast in its sole and absolute discretion.

      5.17 ASSIGNMENT OF LEASES/LICENSES. Coast shall have received assignments of Borrower's interest in those two certain Equipment Leases dated June 30, 1999 between Borrower and Guarantor and Borrower and Agricultural Supply, Inc., which will include assignment of all proceeds of said leases, with the form and content of said assignments to be acceptable to Coast in its sole and absolute discretion.

      5.18 DUE DILIGENCE. Coast shall have completed its due diligence with respect to Borrower.

      5.19 OTHER DOCUMENTS AND AGREEMENTS. Coast shall have received such other agreements, instruments and documents as Coast may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Coast in Coast's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

      In order to induce Coast to enter into this Agreement and to make the Term Loan, Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

      6.1 EXISTENCE AND AUTHORITY. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrower's articles of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

      6.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

      6.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Coast at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral except for the movement of BioJects in the ordinary course of business to a location other than Borrower's Address or one of the locations set forth on the Schedule.

      6.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment, technology and intellectual property which are leased/licensed by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lienholder, landlord, warehouseman or

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. In the event that such waivers and subordinations specified by Coast have not been obtained from such third parties, Coast will have a continuing right to institute a reserve for payment of rent and other sums owing to any such third parties. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

      6.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.

      6.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

      6.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

      6.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower
(i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted,
(ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

      6.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

      6.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

      6.11 USE OF PROCEEDS. All proceeds of the Term Loan shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Term Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

      6.12 YEAR 2000 COMPLIANCE. As the result of a comprehensive review and assessment undertaken by Borrower of Borrower's computer systems, software and applications and after due inquiry made of

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


Borrower's material suppliers, vendors and customers Borrower represents and warrants that the Year 2000 problem will not result in a Material Adverse Effect.

      6.13 MERGER OF ACCOUNTING SYSTEMS. Borrower and Guarantor shall have completed the merger of their accounting systems by September 1, 1999.

      6.14 ASSIGNMENT OF LICENSES. Within six (6) months of the Closing Date, Borrower shall provide Coast with duly executed agreements from third parties wherein such third parties agree to the assignment of Borrower's license rights to Coast of certain intellectual property used in conjunction with Borrower's equipment. Coast in its sole and absolute discretion will determine which rights in intellectual property are to be assigned and the form and substance of said assignments are to be acceptable to Coast in its sole and absolute discretion.

      6.15 COPYRIGHTS. Within 60 days of the Closing Date and, if not achievable within said time period, within a reasonable time period utilizing Borrower's best efforts, Coast shall have received satisfactory evidence that Borrower has registered its copyrights with the United States Copyright
Office and Coast shall have been provided with a duly executed security agreement with respect to such copyrights, with said security agreement to be in form and substance acceptable to Coast in its sole and absolute discretion.

7.    ADDITIONAL DUTIES OF THE BORROWER

      7.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

      7.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and shall provide coverage for environmental related claims and issues, with said coverage to be acceptable to Coast in its sole and absolute discretion, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all reports made to insurance companies.

      7.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in Section 8 of the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

      7.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Coast, or its agents, shall have the right to perform Audits. Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be at Borrower's expense and the charge for the Audits shall be Seven Hundred Fifty Dollars ($750) per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement. Borrower shall also take all necessary steps to assure that its material accounting and software, systems and applications, and those of its accounting firm, service bureau or any other third party vendor or supplier, will, on a timely basis, adequately and completely address the Year 2000 Problem in all material respects.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      7.5 NEGATIVE COVENANTS. Borrower shall not, without Coast's prior written consent, do any of the following:

            (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

            (b) other than the presently pending acquisition of assets by Borrower from AgraBio, acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 7 of the Schedule except that payments in the form of stock of Borrower will not be subject to the limitations of this paragraph so long as such payments in the form of stock of Borrower do not cause a Change of Control;

            (c) enter into any other transaction not permitted hereunder outside the ordinary course of business provided, however, that Borrower's use and exploitation of the BioJects and related equipment/technology as permitted pursuant to the BioJect leases will be deemed to be in the ordinary course of Borrower's business;

            (d) sell or transfer any Collateral, except for: (i) the sale of obsolete or unneeded Equipment in the ordinary course of business; (ii) other sales or transfers the aggregate market value of such Collateral sold or otherwise disposed of in any year not to exceed Three Hundred Thousand Dollars ($300,000) and the consideration received for such Collateral being at least equal to the fair market value of such Collateral provided: (y) such sales could not reasonably be expected to have a Material Adverse Effect, and
(z) no Event of Default has occurred and is continuing or will result from such sales or transfers; and (iii) the sale of BioJects for a minimum sale price of Twelve Thousand Five Hundred Dollars ($12,500) for "in-service" BioJects and Seven Thousand Five Hundred Dollars ($7,500) for "in-storage" BioJects, so long as an amount equal to the minimum sale price for any such sale is applied as a prepayment to the Term Loan pursuant to Section 8.2 below. Any amounts in excess of the minimum sale price can be retained by Borrower;

            (e) store any Inventory or other Collateral with any warehouseman or other third party provided, however, that Borrower's use and exploitation of the BioJects and related equipment/technology as permitted pursuant to the BioJect leases will not be restricted;

            (f) other than that certain existing loan between Borrower and Agricultural Supply, Inc. in the amount of $7,700,000 plus any additional amounts relating to the transfer of BioJects, make any loans of any money or other assets, except (i) advances to customers or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;

            (g) incur any debts not permitted hereunder, outside the ordinary course of business, which would have a Material Adverse Effect;

            (h) guarantee or otherwise become liable with respect to the obligations of another party or entity other than the guaranty of the Revolving Loan and guaranty of the obligations owing from Ag Supply to First National as discussed herein;

            (i) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownerships interests in Borrower);

            (j) receive an upstream of funds from Guarantor in an amount exceeding 75% of the net income per month of Guarantor; PROVIDED, HOWEVER, that the total of said upstreaming cannot exceed (y) 75% of period-to-date net income, and (z) 75% of fiscal year end net income of Guarantor. Said calculation of period-to-date net income will commence with the month of July, 1999. Notwithstanding the foregoing, any amounts paid by Guarantor to Borrower as part of the initial funding of the Revolving Loan will not be subject to the limitations of this paragraph;

            (k) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

            (l)   dissolve or elect to dissolve.

            Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      7.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

      7.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

8.    TERM.

      8.1 MATURITY DATE. This Agreement shall continue in effect until the Maturity Date.

      8.2 PREPAYMENT. Borrower may prepay the Term Loan in whole or in part prior to the Maturity Date as follows effective three (3) Business Days after written notice of intent to prepay is given to Coast by Borrower. Any prepayment of the Term Loan in part but not in full will be applied to installments on the Secured Term Promissory Note in inverse order of maturity. At any time if the Revolving Loan is paid off and/or terminated for any reason prior to its respective Maturity Date, the Term Loan shall become immediately due and payable without notice, effective immediately. If the Term Loan is prepaid by Borrower in full under this Section 8.2, at a time when the Revolving Loan is paid off and the Loan and Security Agreement is terminated for any reason, Borrower shall pay to Coast a Prepayment Fee in the amount shown in Section 3 of the Schedule. The Prepayment Fee shall be due and payable on the effective date of prepayment and thereafter shall bear interest at a rate equal to the rate applicable to the Term Loan. Notwithstanding the foregoing, there will be no prepayment fee if the Term Loan and all other Obligations hereunder are prepaid in full prior to the Maturity Date and the Revolving Loan is not prepaid and the Loan and Security Agreement is not terminated prior to its maturity date as described in the Loan and Security Agreement.

      8.3 PAYMENT OF OBLIGATIONS. The Term Loan shall be payable in installments as provided in the Secured Term Promissory Note. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

9.    EVENTS OF DEFAULT AND REMEDIES.

      9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof:

            (a) Any warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

            (b) Borrower shall fail to pay when due the Term Loan or any interest thereon (which failure to pay interest is not cured within five (5) days after the date due) or any other monetary Obligation; or

            (c) Borrower shall fail to give Coast access to its books and records or Collateral as provided in Section 7.4 above, or shall breach any negative covenant set forth in Section 7.5 above; or

            (d) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

            (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within thirty (30) days after the date due; or

            (f) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within fifteen (15) days after the occurrence of the same; or

            (g) any default or event of default occurs under any obligation secured by a Permitted Lien,

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien and such failure could reasonably be executed to have a Material Adverse Effect; or

            (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

            (i) Dissolution, termination of existence, insolvency or business failure of Borrower or any guarantor of any of the Obligations; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect which, with respect only to the commencement of proceedings against Borrower or any Guarantor, is (i) not timely controverted, or (ii) not cured by the dismissal thereof within forty-five
(45) days after the date commenced; or

            (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within forty-five (45) days after the date commenced; or

            (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

            (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law which, with respect only to the commencement of proceedings against such third party, is (i) not timely controverted, or (ii) not cured by the dismissal thereof within forty-five (45) days after the date commenced; or

            (m) Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

            (n) Except as permitted under Section 7.5(a), Borrower shall suffer or experience any Change of Control without Coast's prior written consent, which consent shall be in the discretion of Coast in the exercise of its reasonable business judgment; or

            (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

            (p)   there shall be any Material Adverse Effect; or

            (q) if an Event of Default, as defined in the Loan and Security Agreement, has occurred.

      9.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

            (a) Cease extending credit to Borrower under this Agreement or any other document or agreement;

            (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

            (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; PROVIDED, HOWEVER, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

                  (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

                  (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and

                  (iii) any requirement that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

            (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable;

            (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Coast is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Coast's benefit;

            (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition. Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

            (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

            (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

      All attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Term Loan. Without limiting any of Coast's rights and remedies, from and during the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

      9.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

            (a) Notice of the sale is given to Borrower at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


newspaper of general circulation in the county where the sale is to be conducted;

            (b) Notice of the sale describes the collateral in general, non-specific terms;

            (c) The sale is conducted at a place designated by Coast, with or without the Collateral being present;

            (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m., Los Angeles, California time;

            (e) Payment of the purchase price in cash or by cashier's check or wire transfer is required; and

            (f) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

            Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

      9.4 POWER OF ATTORNEY. Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner:

            (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

            (b) After and during the continuance of an Event of Default, execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest;

            (c) After and during the continuance of an Event of Default, execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any account debtor and any notice to any account debtor, any proof of claim in bankruptcy, any notice of lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

            (d) After and during the continuance of an Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession;

            (e) After and during the continuance of an Event of Default, endorse all checks and other forms of remittances received by Coast;

            (f) After and during the continuance of an Event of Default, pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

            (g) After and during the continuance of an Event of Default, grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

            (h) After and during the continuance of an Event of Default, pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

            (i) After and during the continuance of an Event of Default, settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

            (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and

            (k) After and during the continuance of an Event of Default, take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Term Loan. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower. Borrower shall pay, indemnify, defend, and hold Coast and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

      9.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral pursuant to Coast's exercise of its remedies shall be applied by Coast first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal installments on the Term Loan in inverse order of maturity. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

      9.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

10.      GENERAL PROVISIONS

      10.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received in the bank account designated by Coast during Coast's normal business hours, shall be deemed received on the day they are received PROVIDED, HOWEVER, if in the future Coast's standard operating procedure should change, for a majority of Coast's borrowers by numbers, with respect to deeming items of payment received on the same day they are received during normal business hours, Borrower agrees to abide by such change. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.

      10.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and reapplied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      10.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Term Loan.

      10.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

      10.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage prepaid.

      10.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

      10.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement with respect to the Term Loan between Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

      10.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

      10.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

      10.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

      10.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower and Coast of each and every obligation under this Agreement.

      10.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Coast, pursuant to, or in connection with, or relating

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any attorneys' fees and costs (including attorneys' fees and expenses incurred pursuant to bankruptcy) Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees (including attorneys' fees and expenses incurred pursuant to bankruptcy), including (but not limited to) attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges (including attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Coast may be entitled pursuant to this Agreement may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Term Loan.

      10.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations. Coast may assign its rights and delegate its duties hereunder without the consent of Borrower. Coast reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Coast's rights and benefits hereunder. In connection with any such syndication, assignment or participation, Coast may disclose all documents and information which Coast now or hereafter may have relating to Borrower or Borrower's business. To the extent that Coast assigns its rights and obligations hereunder to a third Person, Coast thereafter shall be released from such assigned obligations to Borrower.

      10.14 PUBLICITY. Coast and Borrower are hereby authorized, at their own expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

      10.15 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

      10.16 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles. As a material part of the consideration to Coast to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

      10.17 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

      10.18 CONFIDENTIALITY. Coast will maintain the confidentiality of any non-public information marked as confidential and relating to the business operations and methodology of Borrower and financial performance of Borrower ("Borrower Information") provided to Coast solely by the Borrower as required under the terms of this Agreement, and will not disclose Borrower Information to any person, other than employees, agents, attorneys or accountants of Coast. Coast will not disclose Borrower information to any other party unless, prior to such disclosure, Coast obtains an executed acknowledgment binding such party to maintain the confidentiality of the information, prohibiting its disclosure except for the purposes permitted under this Agreement, and agreeing that the information may not be used to compete with the Borrower in any way. In the event Coast receives a subpoena or other process for any Borrower Information, it will immediately give notice in writing of the subpoena or other process, including a copy thereof, to Borrower.

      10.19 SALES OF EQUITY BY BORROWER. The proceeds from any sales of equity by Borrower (other than pursuant to (A) the exercise of (i) warrants outstanding as of the date hereof, (ii) stock options issued pursuant to the Borrower's 1992 Stock Option Plan, the Borrower's 1996 Director's Stock Option Plan, the Borrower's 1998 Stock Option Plan, or the Borrower's 1999 Equity Participation Plan and (iii) other stock options outstanding as of the date hereof or (B) Earn Out Obligations), at the option of Coast, will be used to prepay the obligations owing to Coast by Borrower prior to the prepayment of any obligations owing to any subordinated lenders, including without limitation, the obligations owing by Borrower to the Purchasers under the Note Purchase Agreement.

BORROWER:

ECO SOIL SYSTEMS, INC.,
A Nebraska corporation

By______________________________________
      President or Vice President

By______________________________________
      Secretary or Ass't Secretary


COAST:

COAST BUSINESS CREDIT,
a division of Southern Pacific Bank


By_______________________________________
Title:___________________________________

_____________________________________________________________________________


            COAST
                                   SCHEDULE TO
                        TERM LOAN AND SECURITY AGREEMENT

BORROWER:         ECO SOIL SYSTEMS, INC.,
                  A NEBRASKA CORPORATION

ADDRESS:          10740 THORNMINT ROAD
                  SAN DIEGO, CALIFORNIA  92127

DATE:             JULY ____, 1999

This Schedule forms an integral part of the Term Loan and Security Agreement between Coast Business Credit, a division of Southern Pacific Bank, a California corporation, and the above-borrower of even date.

=============================================================================

SECTION 2 - CREDIT FACILITIES

      SECTION 2.1 - TERM LOAN:           A Term Loan in the total amount of
                                         Two Million Five Hundred Thousand
                                         Dollars ($2,500,000) (the "Term
                                         Loan"). During the first year
                                         following the Closing Date, the Term
                                         Loan will be payable $69,444.44
                                         principal per month plus accrued
                                         interest and, during the second year
                                         following the Closing Date, the Term
                                         Loan will be payable $138,888.88
                                         principal per month plus accrued
                                         interest.

=============================================================================

SECTION 3 - INTEREST AND FEES

      SECTION 3.1 -     INTEREST RATE:   A rate equal to the Prime Rate plus
                                         2.25% per annum, calculated on the
                                         basis of a 360-day year for the
                                         actual number of days elapsed. The
                                         interest rate applicable to the Term
                                         Loan shall be adjusted monthly as of
                                         the first day of each month, and the
                                         interest to be charged for each
                                         month shall be based on the highest
                                         Prime Rate in effect during the
                                         prior month, but in no event shall
                                         the rate of interest charged on the
                                         Term Loan in any month be less than
                                         8% per annum.

      SECTION 3.2 -     LOAN FEE:        One-half percent (.50%) of the Loan
                                         Amount payable on the Closing Date
                                         with an additional one-quarter
                                         percent (.25%) of the Loan Amount to
                                         be paid on the first anniversary of
                                         the Closing Date, with all said fees
                                         to be fully earned on the Closing
                                         Date. The fees payable pursuant to
                                         this provision will survive
                                         notwithstanding an Early Termination
                                         of this Agreement pursuant to
                                         Section 8.2 of this Agreement.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


  SECTION 8.2 -         PREPAYMENT FEE:  Subject to the provisions set forth
                                         in Section 8.2 of the Agreement, an
                                         amount equal to five percent (5%) of
                                         the Loan Amount (as defined in the
                                         Schedule), if termination occurs
                                         within fifteen (15) months following
                                         the Closing Date; and one percent
                                         (1%) of the Loan Amount, if
                                         termination occurs anytime
                                         thereafter and before the Maturity
                                         Date.

=============================================================================

SECTION 5 - CONDITIONS PRECEDENT

      SECTION 5.14 -    OTHER DOCUMENTS
                        AND AGREEMENTS:  1.  Continuing Guaranty of Turf
                                             Partners, Inc.;

                                         2.  UCC-1 financing statements,
                                             fixture filings and termination
                                             statements;

                                         3.  Security Agreements (including
                                             those covering copyrights,
                                             patents and trademarks);

                                         4.  Landlord waivers and access
                                             agreements;

                                         5.  Opinion Letter of Borrower's and
                                             Guarantor's counsel;

                                         6.  Amendment to Note Purchase
                                             Agreement;

                                         7.  Intercreditor Agreement from First
                                             National;

                                         8.  Collateral Assignment of Asset and
                                             Technology Leases/Licenses (Turf
                                             Partners);

                                         9.  Collateral Assignment of Asset and
                                             Technology Leases/Licenses
                                             (Agricultural Supply); and

                                         10. Common Stock Warrant.

=============================================================================

SECTION 6 - REPRESENTATIONS, WARRANTIES AND COVENANTS

      SECTION 6.2 -     PRIOR NAMES OF
                        BORROWER:        None.

      SECTION 6.2 -     PRIOR TRADE NAMES
                        OF BORROWER:     Turf Partners.

      SECTION 6.2 -     EXISTING TRADE NAMES
                        OF BORROWER:     None.

      SECTION 6.3 -     OTHER LOCATIONS AND
                        ADDRESSES:       See Schedule 6.3 attached hereto.

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


      SECTION 6.10 -    MATERIAL ADVERSE
                        LITIGATION:      In  November  1998,  the  Company
                                         executed a term  sheet with the
                                         Palladin Group, L.P. ("Palladin")
                                         concerning  negotiations for a
                                         possible investment by Palladin in
                                         certain new classes of  securities
                                         of the Company  which,  at the time,
                                         the Company was  considering
                                         issuing to a certain fund managed by
                                         Palladin.  The Company subsequently
                                         terminated the negotiations in
                                         December 1998. An affiliate of
                                         Palladin,  Halifax  Fund,  L.P.
                                         ("Halifax"),  filed a lawsuit on or
                                         about  March 19,  1999 in San Diego
                                         Superior  Court  alleging that the
                                         termination  violated  duties owed
                                         by the Company to Halifax under the
                                         term sheet.  The lawsuit  seeks
                                         compensatory  damages of
                                         approximately $2.6  million and
                                         punitive  damages of  approximately
                                         $12.0  million.  The Company
                                         disputes  Halifax's  claim and
                                         intends to vigorously  defend itself
                                         against the lawsuit.

      SECTION 6.10 -    FUTURE CLAIMS AND
                        LITIGATION:      Borrower will promptly inform Coast
                                         in writing of any claim, proceeding,
                                         litigation or investigation in the
                                         future threatened or instituted by
                                         or against Borrower involving any
                                         single claim of Two Hundred Thousand
                                         Dollars ($200,000) or more, or
                                         involving Six Hundred Thousand
                                         Dollars ($600,000) or more in the
                                         aggregate.

=============================================================================

SECTION 7 - ADDITIONAL DUTIES OF BORROWER

      SECTION 7.1 -    OTHER PROVISIONS: 1. Borrower's ongoing Net Worth
                                            shall be no less than Fifteen
                                            Million Dollars ($15,000,000) at
                                            all times.

                                         2. Borrower's ongoing Debt Service
                                            Coverage Ratio measured at the
                                            end of Borrower's 2nd and 3rd
                                            calendar quarters of 1999 shall
                                            be at least 1.10 to 1.00 and
                                            thereafter, at the end of all
                                            future calendar quarters of
                                            Borrower, said ratio shall be
                                            1.10 to 1.00 based on a trailing
                                            four quarter basis, with all
                                            calculations of said ratio to be
                                            determined by Coast in its sole
                                            and absolute discretion.

      SECTION 7.2 -     INSURANCE:       Subject to the limitations set forth
                                         in Section 8.2 of the Agreement, Coast
                                         shall release to Borrower insurance
                                         proceeds with respect to Equipment
                                         totaling less than Two Hundred
                                         Thousand Dollars ($200,000).

      SECTION 7.3 -       REPORTING:     Borrower shall provide Coast with the
                                         following:

                                         1. Monthly accounts payable agings,
                                            aged by invoice date, and
                                            outstanding or held check
                                            registers within ten (10) days
                                            after the end of each month.

                                         2. Monthly consolidating and
                                            consolidated internally prepared
                                            financial statements for Borrower
                                            and all subsidiaries, as soon as
                                            available, and in any event
                                            within thirty (30) days after the
                                            end of each month.

                                         3. Quarterly consolidating and
                                            consolidated internally prepared
                                            financial statements for Borrower
                                            and all subsidiaries, as soon as
                                            available, and in any event
                                            within forty-five (45) days after
                                            the end of each fiscal quarter of
                                            Borrower.

                                         4. Annual consolidating and
                                            consolidated financial statements
                                            for Borrower and all
                                            subsidiaries, as soon as
                                            available, and in any event

    Coast Business Credit              Term Loan and Security Agreement
_____________________________________________________________________________


                                            within ninety (90) days following
                                            the end of Borrower's fiscal
                                            year, containing the unqualified
                                            opinion of, and audited by, an
                                            independent certified public
                                            accountant reasonably acceptable
                                            to Coast.

                                         5. A monthly detailed listing of the
                                            BioJect machines which will
                                            include, among other things, the
                                            location of said machines, to be
                                            provided within ten (10) days
                                            after the end of each month.

      SECTION 7.5 -     NEGATIVE COVENANTS
                        (ACQUIRED ASSETS):  Five Hundred Thousand Dollars
                                            ($500,000) annually.

=============================================================================

SECTION 8 - TERM

SECTION 8.1 - MATURITY DATE:             The date on which the last regularly
                                         scheduled monthly payment on the Term
                                         Loan is due according to the payment
                                         schedule set forth in Section 2.1 of
                                         this Schedule.